UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017

AQUANTIA CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38270	20-1199709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 E. Tasman Drive San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 238-8300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01    Entry into a Material Definitive Agreement

On December 7, 2017, Aquantia Corp., (the “Company) entered into an Office and R&D Lease (the “Lease”) with Paul Erickson, Trustee of the H.C. and R.C. Merritt Trust and Century Urban Tasman, LLC.  The Lease is for approximately 66,943 rentable square feet of space located at 91 East Tasman Drive, San Jose, California 95134 (the “Premises”). The Premises will become the Company’s corporate headquarters.

The Lease will commence on April 1, 2018 and will expire on March 31, 2024. Monthly base rent payments due under the Lease for the Premises will be $74,000 per month based on 40,000 square feet of space for the first 30 months and increase to $131,386.68 per month based on 66,943 square feet starting on the 31st month.  The monthly base rent payments are subject to annual increases of 3.0% during the term of the Lease and the first nine months of the monthly base rent payments are fully abated. The Company is also responsible for certain other costs under the Lease, including operating, property taxes and certain repair and maintenance obligations approximately at $0.44 per square feet per month.  In addition, the Lease provides for a total of $534,715 in allowance for certain identified fixture, furniture, equipment and leaseholder improvement expenditures included in the Lease, as well as an option to a one-time additional tenant improvement selected by the Company, up to $400,000.  If the Company exercises the right to this additional tenant improvement, the monthly base rent payment will increase by $3,555.68 for the duration of the Lease.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which the Company expects to file with the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUANTIA CORP.
Date: December 12, 2017
	By:	/s/ Mark Voll
Mark Voll
Chief Financial Officer